EXHIBIT 5.2

[LETTERHEAD]

                      February 4, 2005

To Each of the Persons Listed
on Schedule I Attached Hereto

  Re:
  Disney Capital Trust I
  Disney Capital Trust II
  Disney Capital Trust III

Ladies and Gentlemen:

        We have acted as special Delaware counsel for The Walt Disney Company, a Delaware corporation (the "Company"), Disney Capital Trust I, a Delaware statutory trust ("Trust I"), Disney Capital Trust II, a Delaware statutory trust ("Trust II") and Disney Capital Trust III, a Delaware statutory trust ("Trust III" and together with Trust I and Trust II, individually a "Trust" and collectively the "Trusts") in connection with the proposed issuance of the preferred securities of each Trust representing preferred undivided beneficial interests in the assets of such Trust (each, a "Preferred Security" and collectively, the "Preferred Securities"). Initially capitalized terms used herein and not otherwise defined are used herein as defined in the Trust Agreements (as defined below).

        For purposes of giving the opinions hereinafter set forth, we have examined only the following documents and have conducted no independent factual investigations of our own:

        1.     The Certificate of Trust for Trust I, dated as of August 15, 2001 (the "Trust I Certificate"), as filed in the Office of the Secretary of State of the State of Delaware (the "Secretary of State") on August 16, 2001;

        2.     The Trust Agreement of Trust I dated as of August 15, 2001 by and among the Company, as Sponsor, and Wilmington Trust Company, as Delaware Trustee (the "Original Trust I Agreement");

        3.     The Certificate of Trust for Trust II, dated as of August 15, 2001 (the "Trust II Certificate"), as filed with the Secretary of State on August 16, 2001;

        4.     The Trust Agreement of Trust II dated as of August 15, 2001 by and among the Company, as Sponsor, and Wilmington Trust Company, as Delaware Trustee (the "Original Trust II Agreement");

        5.     The Certificate of Trust for Trust III, dated as of August 15, 2001 (the "Trust III Certificate" together with the Trust I Certificate and the Trust II Certificate, collectively, the "Trust Certificates"), as filed with the Secretary of State on August 16, 2001;

        6.     The Trust Agreement of Trust III dated as of August 15, 2001 by and among the Company, as Sponsor, and Wilmington Trust Company, as Delaware Trustee (the "Original Trust III Agreement" together with the Original Trust I Agreement and the Original Trust II Agreement, collectively, the "Original Trust Agreements");

        7.     A Certificate of Good Standing for each Trust, dated February 4, 2005, obtained from the Secretary of State;

        8.     The Registration Statement filed on Form S-3 (File No. 333-122139) with the Securities and Exchange Commission by the Trusts and the Company on January 19, 2005, as amended by Amendment No. 1 to Form S-3 on February 4, 2005, relating to the distribution of Preferred Securities of each Trust under specified Rules of the Securities Act of 1933, as amended (the "Registration Statement");

        9.     A form of Amended and Restated Trust Agreement for each of the Trusts, to be entered into by and among the Company, as Sponsor, Wilmington Trust Company, as Delaware Trustee, and Wells Fargo Bank, National Association, as Property Trustee, each of the Administrative Trustees named therein, and each of the holders, from time to time, of the undivided beneficial interests in the assets of such Trust (collectively, the "Trust Agreements" and individually, a "Trust Agreement"), attached as Exhibit 4.20 to the Registration Statement; and

        10.   A Certificate of the Company, as Sponsor of each Trust dated as of February 4, 2005 certifying as to the factual matters stated therein (the "Officer's Certificate").

        For purposes of this opinion, we have not reviewed any documents other than the documents listed in (1) through (10) above. In particular, we have not reviewed any document (other than the documents listed in (1) through (10) above) that is referred to or incorporated by reference into the documents reviewed by us. We have assumed that there exists no provision in any document that we have not reviewed that is inconsistent with the opinions stated herein.

        In addition, we have conducted no independent factual investigation of our own but rather have relied solely on the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed therein, all of which we have assumed to be true, complete and accurate.

        Based upon the foregoing, and upon an examination of such questions of law of the State of Delaware as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

        1.     Each Trust has been duly created and is validly existing in good standing as a statutory trust under the Delaware Statutory Trust Act, 12 Del. C. §§ 3801 et seq. (the "Statutory Trust Act").

        2.     When and if (a) the Trust Agreement of a Trust has been duly authorized, executed and delivered by each of the parties thereto, which Trust Agreement sets forth the terms of the Preferred Securities for such Trust, and (b) appropriate action has been taken to duly authorize the issuance and fix the terms and form of the Preferred Securities under such Trust Agreement, and, subject to the other qualifications set forth herein (including, without limitation, paragraph 3 below), the Preferred Securities of such Trust will have been duly authorized by such Trust Agreement, and when the Preferred Securities with the terms and form so fixed shall have been duly and validly issued and sold in accordance with the Trust Agreement and the Registration Statement, and in a manner consistent therewith (including, without limitation and if applicable, due execution and authentication thereof under the Trust Agreement), such Preferred Securities will represent validly issued, fully paid and non-assessable undivided beneficial interests in the assets of such Trust.

        3.     When and if the actions referred to in paragraph 2 have occurred, the holders of the Preferred Securities of a Trust, as beneficial owners of Preferred Securities of such Trust, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware, except that the holders of Preferred Securities may be obligated to make payments as set forth in the applicable Trust Agreement.

        All of the foregoing opinions contained herein are subject to the following assumptions, qualifications, limitations and exceptions:

          a.     The foregoing opinions are limited to the laws of the State of Delaware presently in effect, excluding the securities laws thereof. We have not considered and express no opinion on the laws of any other jurisdiction, including, without limitation, federal laws and rules and regulations relating thereto.

          b.     We have assumed the due execution and delivery by each party listed as a party to each document examined by us. We have assumed further the due authorization by each party thereto (exclusive of the Administrative Trustees) of each document examined by us, and that each of such parties has, or, in the case of the Trust Agreements, will have, the full power, authority, and legal right to execute, deliver and perform each such document. We also have assumed that each of the parties (exclusive of the Trust and the Administrative Trustees) (x) to the Original Trust Agreements is, and (y) to the Trust Agreement will remain, duly formed, validly existing and in good standing under the laws of their respective jurisdictions of organization. We have assumed that the documents examined by us to which each entity is a party (exclusive of the Trusts) do not, and will not result in the breach of the terms of, and do not, and will not, contravene their respective constituent documents. We have also assumed that that the documents examined by us to which each entity is a party (exclusive of the Trusts but solely with respect to the laws, rules and regulations of the State of Delaware) do not, and will not, result in the breach of the terms of, and do not, and will not, contravene any law, rule or regulation applicable to it. We have further assumed that that the documents examined by us to which each entity is a party (exclusive of the Trusts but solely with respect to any filing with, or approval or consent of, any governmental authority of the State of Delaware) require under any law, statute, rule, or regulation any filing with, or any approval or consent of, any governmental authority. In addition, we have assumed the legal capacity of any natural persons who are parties to any of the documents examined by us.

          c.     We have assumed that all signatures on documents examined by us are genuine, that all documents submitted to us as originals are authentic and that all documents submitted to us as copies conform with the originals.

          d.     We have assumed that the Trust Certificates and the Original Trust Agreements do, and the Trust Certificates and the Trust Agreements will, constitute the entire agreement among each of the respective parties thereto with respect to the subject matter thereof, including with respect to the creation, operation, dissolution and winding up of the applicable Trust.

          e.     We have assumed that the Preferred Securities will be issued in accordance with the Trust Agreements and the Registration Statement.

          f.      We have assumed that the facts in the Officer's Certificate were true and correct when made and have remained true and correct at all times since such date through and including the date hereof.

          g.     We note that we do not assume responsibility for the contents of any offering material relating to the Trusts or the Preferred Securities, including, without limitation, the Registration Statement.

          h.     Except as expressly set forth in the opinions above, we express no opinion on any documents or agreements referred to, or incorporated by reference into, the Original Trust Agreements, the Trust Agreements or the Registration Statement.

          i.      The opinions rendered herein speak only as of the date of this letter, and we undertake no duty to advise you as to any change in law or change in fact occurring after the delivery of this letter that could affect any of the opinions rendered herein.

        We consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the use of our name under the heading "Legal Matters" in the Prospectus. In giving the foregoing consents, we do not thereby admit that we come within the category of Persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder. Except as stated above, this opinion is rendered solely for your benefit in connection with the matters set forth herein and, without our prior written consent, may not be furnished or quoted to, or relied upon by, any other person or entity for any purpose.

Very truly yours,
/s/ POTTER ANDERSON & CORROON LLP

Schedule I

DISNEY CAPITAL TRUST I

DISNEY CAPITAL TRUST II

DISNEY CAPITAL TRUST III

THE WALT DISNEY COMPANY